EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-119559) pertaining to the 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan of Theravance, Inc of our report dated February 16, 2005, with respect to the consolidated financial statements of Theravance, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP
Palo Alto, California
March 25, 2005